UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MATRIXONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify t he previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The annual meeting of stockholders of MatrixOne, Inc., a Delaware corporation (the “Company”), will be held on Friday, November 5, 2004 at 10:00 A.M. in the Company’s Customer Success Center — Thomas Edison Room located at 210 Littleton Road, Westford, Massachusetts 01886, for the following purposes:

1.	To elect two members to the Board of Directors as Class II Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

2.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending July 2, 2005.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Friday, September 10, 2004, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

MARK F. O’CONNELL

Chief Executive Officer, President and Director

Westford, Massachusetts

September 27, 2004

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

– OR –

Stockholders may also complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

PROXY STATEMENT

SEPTEMBER 27, 2004

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MatrixOne, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, November 5, 2004 at 10:00 A.M. in the Company’s Customer Success Center — Thomas Edison Room located at 210 Littleton Road, Westford, Massachusetts 01886.

Only stockholders of record as of the close of business on September 10, 2004 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 51,055,922 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Chief Executive Officer of the Company at any time before it is exercised.

An Annual Report to Stockholders, containing financial statements for the fiscal year ended July 3, 2004, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about October 1, 2004.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the practical effect of a vote against the matter. Broker “non-votes” are not so included and therefore have no effect on the outcome of the matter. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy is an officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. The proxies will be voted as stated below and under “Election of Directors.” The stockholders also will act upon a proposal to ratify the selection of the Company’s independent auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2004, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption “Compensation and Other Information Concerning Directors and Officers” below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. The address of each of our executive officers and Directors is c/o MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. As of September 10, 2004, there were 51,055,922 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options (1)	Total	Percent of Class

5% Owners
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	5,615,100	—	5,615,100	11.0%

Capital Group International, Inc. and Capital Guardian Trust Company (3) 11100 Santa Monica Blvd., 15th Floor Los Angeles, California 90025-3384	3,940,200	—	3,940,200	7.7

Chilton Investment Company, Inc. (4) 1266 East Main Street, 7th Floor Stamford, Connecticut 06902	2,748,892	—	2,748,892	5.4

Executive Officers and Directors
Mark F. O’Connell (5)	393,540	2,001,939	2,395,479	4.5
Maurice L. Castonguay (6)	228,750	228,437	457,187	*
Janet Heppner-Jones	—	93,750	93,750	*
Michael Segal (7)	327,664	419,623	747,287	1.5
Sam Zawaideh	28,104	181,963	210,067	*
Gregory R. Beecher	—	31,666	31,666	*
W. Patrick Decker	5,000	92,812	97,812	*
David G. DeWalt (8)	—	—	—	—
Daniel J. Holland (9)	53,400	67,500	120,900	*
James F. Morgan	410,068	67,500	477,568	*
Charles R. Stuckey, Jr. (10)	40,000	110,000	150,000	*
All executive officers, Directors and nominees for Director as a group (15 persons) (11)	1,405,776	3,557,704	4,963,480	9.1%

*	Represents beneficial ownership of less than one percent of Common Stock.

(1)	Includes all options that are currently exercisable or will become exercisable within 60 days from September 10, 2004 by the beneficial owner.
(2)	Information obtained from T. Rowe Price Associates, Inc.’s Amendment No. 4 to Schedule 13-G filed with the Securities and Exchange Commission on February 6, 2004. T. Rowe Price Associates, Inc. is the sole beneficial owner of 5,615,100 shares of Common Stock, of which it has sole voting power as to 1,318,800 shares, no shared voting power, sole dispositive power as to 5,615,100 shares, and no shared dispositive power.

(3)	Information obtained from Capital Group International, Inc. and Capital Guardian Trust Company’s Amendment No. 2 to Schedule 13-G filed with the Securities and Exchange Commission on June 10, 2004. Capital Guardian Trust Company is the beneficial owner of 3,940,200 shares of Common Stock, of which it has sole voting power as to 2,218,100 shares, no shared voting power, sole dispositive power as to 3,940,200 shares, and no shared dispositive power. Capital Group International, Inc. is the parent holding company of Capital Guardian Trust Company and may be deemed the beneficial owner of the shares beneficially owned by Capital Guardian Trust Company. As such, Capital Group International, Inc. is the beneficial owner of 3,940,200 shares of Common Stock, of which it has sole voting power as to 2,218,100 shares, no shared voting power, sole dispositive power as to 3,940,200 shares, and no shared dispositive power.
(4)	Information obtained from Chilton Investment Company, Inc.’s Schedule 13-G filed with the Securities and Exchange Commission on February 13, 2004. Chilton Investment Company, Inc. is the beneficial owner of 2,748,892 shares of Common Stock, of which it has sole voting power as to 2,748,892 shares, no shared voting power, sole dispositive power as to 2,748,892 shares, and no shared dispositive power.
(5)	Includes options to purchase 18,081 shares of Common Stock held of record by Debra A. O’Connell, Mr. O’Connell’s wife, options to purchase 129,419 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Mark F. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children, options to purchase 129,419 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the Debra A. O’Connell Irrevocable Trust — 1999 for the benefit of Mr. O’Connell’s children, and 24,000 shares of Common Stock held of record by Gordon H. Hayes, Jr., Trustee of the O’Connell / Marek Family Irrevocable Trust — 1999 for the benefit of certain of Mr. O’Connell’s nieces and nephews. Mr. O’Connell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6)	Mr. Castonguay resigned from the Company on August 23, 2004. The information relating to the number of shares of Common Stock held by Mr. Castonguay is, to the Company’s knowledge, as of August 30, 2004. The information relating to options that are currently exercisable or will become exercisable by Mr. Castonguay within 60 days from September 10, 2004 is as of September 10, 2004.
(7)	Includes 24,000 shares of Common Stock and options to purchase 12,600 shares of Common Stock held of record by Lee E. Fogarty, Trustee of the Michael Segal and Kathleen A. Brown Irrevocable Trust — 1999 for the benefit of Mr. Segal’s children, and 9,750 shares of Common Stock and options to purchase 5,400 shares of Common Stock held of record by Kathleen A. Brown, Mr. Segal’s wife, Trustee of The Segal/Brown Irrevocable Trust — 1999. Mr. Segal disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(8)	Mr. DeWalt was appointed to the Board of Directors on September 13, 2004.
(9)	Includes 400 shares of Common Stock owed by Patricia Holland, Mr. Holland’s wife. Mr. Holland disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(10)	Includes 40,000 shares of Common Stock held of record by Charles R. Stuckey and Marilyn Y. Stuckey, Trustees of the Charles R. Stuckey Revocable Trust.
(11)	See Notes 5, 6, 7, 9 and 10. The information does not include any shares beneficially owned or options exercisable by Mr. Castonguay.

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. Each Class I Director is serving a term that will expire at the annual meeting of stockholders to be held in 2006. Each Class II Director is serving a term that will expire at the Annual Meeting to be held on November 5, 2004. Each Class III Director is serving a term that will expire at the annual meeting of stockholders to be held in 2005. All Directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Prior to the Annual Meeting, W. Patrick Decker and James F. Morgan were the Class I Directors; Gregory R. Beecher and Daniel J. Holland were the Class II Directors; and Mark F. O’Connell, David G. DeWalt and Charles R. Stuckey, Jr. were the Class III Directors.

The Board of Directors has nominated and recommends that each of Gregory R. Beecher and Daniel J. Holland, who are currently serving as Class II Directors, be elected a Class II Director, to hold office until the annual meeting of stockholders to be held in 2007 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of Messrs. Beecher and Holland has indicated his willingness to serve, if elected; however if either or both of Messrs. Beecher and Holland should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or for fixing the number of Directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions held with the Company of the nominees to be elected as Class II Directors at the Annual Meeting, the current Directors who will continue to serve as Directors beyond the Annual Meeting, and the executive officers of the Company.

Name	Age	Position
Mark F. O’Connell (1)	49	Chief Executive Officer, President and Director
David DeMaria	43	Senior Vice President of Worldwide Marketing
John C. Fleming	50	Senior Vice President and General Manager — Electronics Business Unit
Gary D. Hall	42	Acting Chief Financial Officer, Vice President, Corporate Controller and Treasurer
Janet I. Heppner-Jones	45	Senior Vice President of Worldwide Field Operations
David W. McNelis	45	Senior Vice President of Engineering
Deborah A. Mulryan	50	Senior Vice President of Human Resources
Michael Segal	51	Senior Vice President of Customer Success
Sam Zawaideh	40	Senior Vice President of Products and Solutions
Gregory R. Beecher (2)	47	Director
W. Patrick Decker (2)(3)(5)	56	Director
David G. DeWalt (4)	40	Director
Daniel J. Holland (2)(3)(5)	68	Director
James F. Morgan (5)	67	Director
Charles R. Stuckey, Jr. (2)(3)(5)	62	Director

(1)	Member of Option Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of Mergers and Acquisitions Committee.
(5)	Member of Nominating and Corporate Governance Committee.

Director Nominees for Election at the Annual Meeting

Gregory R. Beecher has served as a Director of the Company since September 2003. Mr. Beecher has served as the vice president and chief financial officer of Teradyne, Inc., a supplier of automated test equipment, since March 2001. Mr. Beecher was also appointed Treasurer of Teradyne in February 2003. Prior to joining Teradyne, Mr. Beecher was an audit partner at PricewaterhouseCoopers LLP, a public accounting firm, from September 1993 to March 2001. Mr. Beecher is a certified public accountant.

Daniel J. Holland has served as a Director of the Company since September 1996. Mr. Holland is a senior advisor and partner emeritus of Flagship Ventures, a venture capital firm that evolved from Morgan, Holland Ventures, which he cofounded in 1982. He also serves as the managing general partner of Morgan, Holland Fund.

Directors Whose Term Extends Beyond the Annual Meeting

Mark F. O’Connell has served as President since September 1996 and as Chief Executive Officer and Director since July 1997. From March 1995 to September 1996, Mr. O’Connell was Vice President of Marketing. Prior to joining the Company, Mr. O’Connell held a number of management positions in finance and marketing at Digital Equipment Corp., a supplier of networked computer systems, software and services. These positions included director of software product marketing from January 1994 to March 1995, director of corporate product marketing communications from February 1993 to January 1994, director of workstations and server marketing from May 1991 to February 1993, and group manager of marketing and sales programs for the UNIX software and systems business from January 1990 to May 1991.

W. Patrick Decker has served as a Director of the Company since May 2001. Mr. Decker has been a member of the board of directors of Kronos Incorporated, a developer of frontline labor management software solutions, since October 1996. Mr. Decker served as that company’s president and chief operating officer from October 1996 to April 2002. Until 1996, he served as vice president, worldwide operations for Kronos and before that as vice president of marketing, sales and service for Kronos. Prior to joining Kronos, he served in management positions with IBM Corporation, Centronics Incorporated, Data General Corporation and Commodore Business Machines.

David G. DeWalt has served as a Director of the Company since September 2004. Since December 2003, Mr. DeWalt has served as executive vice president of EMC Corporation, an information storage and management company, and is also president of the Legato and Documentum software divisions of EMC. From July 2001 to December 2003, Mr. DeWalt served as president and chief executive officer of Documentum, an enterprise content management software company that was acquired by EMC in December 2003. From October 2000 to July 2001, Mr. DeWalt served as executive vice president and chief operating officer of Documentum. From August 1999 to October 2000, Mr. DeWalt served as executive vice president and general manager of the eBusiness unit of Documentum. Prior to joining Documentum, he served in various management positions with Segue Software, Quest Software and Oracle Corporation. Mr. DeWalt was also the founding principal and vice president of Eventus Software, a web content software company that was acquired by Segue Software in 1998. Since April 2003, Mr. DeWalt has served, and continues to serve, as a director of SERENA Software, Inc., an enterprise change management software company.

James F. Morgan has served as a Director of the Company since June 1984 and served as Corporate Advisor from July 1997 to March 2000. Mr. Morgan was the Chairman and Chief Executive Officer of Adra Systems from October 1996 to July 1997. Prior to joining the Company, Mr. Morgan served as a general partner of Morgan, Holland Fund, a venture capital fund organized in 1982, and as a general partner of Morgan, Holland Fund II, a venture capital fund organized in 1988. Since October 1997, Mr. Morgan has been president of the International Federation for Family Development.

Charles R. Stuckey, Jr. has served as a Director of the Company since October 1998. Since June 1996, Mr. Stuckey has been a member (and until June 2003 was the chairman) of the board of directors of RSA Security, Inc., formerly Security Dynamics Technologies, Inc., an e-security company specializing in user authentication systems and encryption technology. Mr. Stuckey served as that company’s chief executive officer from March 1987 until January 2000. Prior to RSA Security, Mr. Stuckey held various management positions in Control Data Corporation (1973 to 1986) and IBM Corporation (1966 to 1972). Mr. Stuckey also serves as a director of the Massachusetts Telecommunications Council, the Massachusetts CommonAngels, the Ohio University Foundation and a number of privately-held companies.

Executive Officers

David DeMaria has served as Senior Vice President of Worldwide Marketing since April 2004. From June 2002 to March 2004, Mr. DeMaria was executive vice president and general manager of the systems business at Cadence Design Systems, an electronic design automation company. From November 1999 to June 2002, Mr. DeMaria served as senior vice president of worldwide marketing at Cadence. Prior to joining Cadence, Mr. DeMaria served as group vice president of the systems business at Viewlogic, an electronic design automation company.

John C. Fleming has served as Senior Vice President and General Manager — Electronics Business Unit since April 2004 and was Senior Vice President of Worldwide Marketing from July 2002 to April 2004. From February 2000 to June 2002, Mr. Fleming was the chief executive officer of Workplace, Ltd., a collaborative software applications company. From May 1996 to January 2000, Mr. Fleming was the vice president of marketing for Netcentric, Inc., a telecommunications software company.

Gary D. Hall was appointed acting Chief Financial Officer and Treasurer in August 2004 and, since April 2002, has served as Vice President and Corporate Controller of the Company. Prior to that, from July 2000 to April 2002, Mr. Hall served as Director of Accounting, and from April 1999 through July 2000, Mr. Hall served as Assistant Corporate Controller. Prior to joining the Company, from October 1994 though April 1999, Mr. Hall held several positions at Deloitte & Touche LLP, a professional services and public accounting firm, leaving the firm as a senior manager in April 1999. Mr. Hall is a certified public accountant and certified management accountant.

Janet I. Heppner-Jones has served as Senior Vice President of Worldwide Field Operations since April 2003. Prior to joining the Company, Ms. Heppner-Jones was an executive advisor for GridNode, Inc., a provider of extended enterprise businessware, from January 2003 to April 2003. Ms. Heppner-Jones was also the president and chief executive officer of Convey Software Inc., a content management software company, from December 2000 to December 2002 and was the senior vice president and general manager at SAP America, Inc., an enterprise software development firm, from October 1996 to December 2000.

David W. McNelis has served as Senior Vice President of Engineering since July 2004. Mr. McNelis served as Vice President of Engineering from January 1996 to July 2004. From October 1992 to January 1996, Mr. McNelis served as the Director of Engineering for Adra Systems Company. Prior to joining the Company, Mr. McNelis spent nine years with Sikorsky Aircraft as the senior architect of the Igor information management system.

Deborah A. Mulryan has served as Senior Vice President of Human Resources since May 2004. Prior to joining the Company, from September 1997 to April 2004, Ms. Mulryan was a strategic business partner for Analog Devices, Inc., a high performance signal processing solutions company. From February 1992 to September 1997, Ms. Mulryan was a vice president at Fidelity Investments, a provider of financial services.

Michael Segal has served as Senior Vice President of Customer Success since August 2000. Mr. Segal served as Vice President of Customer Success from August 1998 to August 2000. From December 1995 to August 1998, Mr. Segal was Vice President and General Manager–Matrix. From 1988 to December 1995, Mr. Segal was Vice President of Customer Services for Adra Systems, with responsibility for all customer service operations and technical support. Prior to joining the Company, Mr. Segal spent eleven years with Applicon Inc., a CAD/CAM vendor, where he held management positions in manufacturing, quality assurance and customer service.

Sam Zawaideh has served as Senior Vice President of Products and Solutions since July 2004. Mr. Zawaideh served as Vice President of Products and Solutions from January 2002 to July 2004. Prior to that, from April 2000 to January 2002, Mr. Zawaideh served as Vice President of MatrixOne’s Exchange Business. From September 1996 to April 2000, Mr. Zawaideh served as Vice President of Global Services and from July 1995 to September 1996, Mr. Zawaideh was the Director of Professional Services at Adra Systems.

Executive Officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors have been duly elected and qualified.

Board Committees and Meetings

The Company has standing Audit, Compensation, Mergers and Acquisitions, Nominating and Corporate Governance, and Option Committees. The Board of Directors of the Company held twelve meetings during fiscal 2004.

The Audit Committee, of which Messrs. Beecher, Decker, Holland and Stuckey are members, oversees financial results and internal controls of the Company and is directly responsible for the appointment, compensation (including engagement fees for audit related and non-audit related services), retention and oversight of the Company’s independent auditors. In addition, the Audit Committee is responsible for pre-approving services of the Company’s independent auditors. Each of the members of the Audit Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the U.S. Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that Gregory R. Beecher is an “audit committee financial expert” under the rules of the SEC. The Audit Committee held ten meetings during fiscal 2004.

The Compensation Committee, of which Messrs. Decker, Holland and Stuckey are members, determines the compensation of the Company’s senior management and administers and makes recommendations and awards concerning the Company’s stock option plans. Each of the members of the Compensation Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq. The Compensation Committee held nine meetings in fiscal 2004.

The Nominating and Corporate Governance Committee, of which Messrs. Decker, Holland, Morgan and Stuckey are members was formed in July 2004 to combine and replace the then existing Corporate Governance Committee and the then existing Nominating Committee. The Nominating and Corporate Governance Committee (i) reviews and makes recommendations to the Board of Directors regarding the composition and structure of the Board of Directors, (ii) establishes, implements and monitors the Company’s policies regarding corporate governance, and (iii) reviews and monitors compliance with the Company’s Code of Business Conduct and Ethics (as defined below). Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq. The Corporate Governance Committee, a predecessor committee to the Nominating and Corporate Governance Committee, held one meeting in fiscal 2004. The Nominating Committee, also a predecessor committee to the Nominating and Corporate Governance Committee, held no formal meetings in fiscal 2004; however, members of the Nominating Committee met informally and reviewed potential candidates for membership on the Board of Directors and recommended certain candidates for consideration by the Board of Directors in fiscal 2004.

The Mergers and Acquisitions Committee, of which Mr. DeWalt is the sole member, reviews and makes recommendations to the Board of Directors regarding potential acquisitions, strategic alliances and joint ventures presented to the Company from time to time. The sole member of the Mergers and Acquisitions Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq. The Mergers and Acquisitions Committee was formed in September 2004.

The Option Committee, of which Mr. O’Connell is the sole member, makes awards to employees of the Company below the level of executive officer pursuant to the Company’s stock option plans, within parameters set by the Board of Directors. The Option Committee held no meetings in fiscal 2004 and conducted all of its business by written consent.

During fiscal 2004, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he served as a Director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served (during the period that he served on any such Committees).

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors and Committees

The Board of Directors has determined that each of Messrs. Beecher, Decker, DeWalt, Holland, Morgan and Stuckey has no relationship with the Company other than as a securityholder and as a result of service on the Board of Directors (including the committees thereof) and each is an independent director within the meaning of the Company’s director independence standards and the director independence standards of Nasdaq. The Board of Directors also has determined that each member of each of the committees of the Board of Directors has no relationship with the Company other than as a securityholder and as a result of service on the Board of Directors (including the committees thereof) and each is independent within the meaning of the Company’s and Nasdaq’s director independence standards. Furthermore, the Board of Directors has determined that each member of the Audit Committee of the Board of Directors is independent within the heightened independence standards of the SEC.

Executive Sessions of Independent Directors

The independent directors have regularly scheduled meetings at which only independent directors are present and are scheduled to do so at least two times per year in conjunction with regularly scheduled meetings of the Board of Directors.

Policy Governing Director Attendance

Each member of the Board of Directors is expected to make every reasonable effort to prepare for, attend in person and participate in the Company’s annual meeting of stockholders, Board of Directors meetings and meetings of the committees of the Board of Directors on which such member serves. Two members of the Board of Directors attended the annual meeting of stockholders held in 2003.

Policies Governing Director Nominations

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things, identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors director nominees for election at the next annual or other properly convened meeting of stockholders. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is included as Appendix A to this proxy statement.

Nominations by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Company’s “Policy Governing Director Nominations and Security Holder — Board Communications,” a copy of which may be obtained, without charge, upon written request sent to the attention of: Nominating and Corporate Governance Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors must give written notice to the Nominating and Corporate Governance Committee of the Company via one of two methods: (i) U.S. Mail or Expedited Delivery to MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attn: Nominating and Corporate Governance Committee; or (ii) facsimile at (978) 589-5702. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder — Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee shall evaluate director candidates based on the same criteria set forth in the Policy Governing Director Nominations and Security Holder — Board Communications, regardless of whether the candidate was recommended by a stockholder or otherwise.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as the Nominating and Corporate Governance Committee deems helpful in identifying candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee reviews all of their qualifications and confirms that the candidates meet all of the minimum qualifications for director nominees established by the Committee. The Nominating and Corporate Governance Committee may use various means to gather information about the candidates to be used in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board of Directors as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Directors’ appointment to the committees of the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual members of the Board of Directors through an established process for security holder communication as follows:

For a security holder communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Board of Directors via U.S. Mail or Expedited Delivery Service to the address set forth below:

MatrixOne, Inc.

210 Littleton Road

Westford, MA 01886

Attn: Board of Directors

For a security holder communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to the address set forth below:

MatrixOne, Inc.

210 Littleton Road

Westford, MA 01886

Attn: [Name of Director]

The Company will forward by U.S. mail any such security holder communication to the Board of Directors or any individual director, as specified by the security holder. General communications and complaints related to accounting matters will be referred to members of the Company’s Audit Committee pursuant to procedures adopted by the Audit Committee and as set forth in the Company’s Code of Business Conduct and Ethics.

More information regarding security holder communication with the member(s) of the Board of Directors is contained in our “Policy Governing Director Nominations and Security Holder — Board Communications,” a

copy of which may be obtained, without charge, upon written request sent to the attention of: Nominating and Corporate Governance Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886.

Code of Business Conduct and Ethics

The Company has adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and a “code of conduct” as defined by qualitative listing requirements promulgated by Nasdaq that apply to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The code of ethics and code of conduct are collectively referred to as the Company’s “Code of Business Conduct and Ethics,” a current copy of which is available on the Company’s website at http://www.matrixone.com. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to the Company at: MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attention: Compliance Officer.

The Company will promptly publicly disclose, in compliance with applicable SEC rules and regulations, all amendments to the Code of Business Conduct and Ethics, as well as waivers of the Code that apply or are granted to specified individuals, including directors, executive officers or certain other senior financial officers or persons performing similar functions, in each such case to the extent required by such rules and regulations.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following table shows compensation information with respect to services rendered to the Company in all capacities during the fiscal years ended July 3, 2004, June 28, 2003 and June 29, 2002 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended July 3, 2004 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended July 3, 2004 (collectively with the Chief Executive Officer, the “Named Officers”):

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation Awards (2)
Name and Principal Position	Fiscal Year	Salary	Bonus and Commissions	Securities Underlying Options	All Other Compensation

Mark F. O’Connell Chief Executive Officer, President and Director	2004 2003 2002	$325,000 325,000 325,000	$139,750 31,703 53,750	370,000 200,000 200,000	$7,490 22,778 12,017	(3) (3) (3)

Maurice L. Castonguay (4) Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer	2004 2003 2002	235,000 235,000 201,782	45,500 — 29,067	100,000 30,000 45,000	1,279 3,762 1,841	(3) (3) (3)

Janet Heppner-Jones (5) Senior Vice President of Worldwide Field Operations	2004 2003 2002	275,000 50,769 —	153,222 58,654 —	— 250,000 —	7,379 — —	(3)

Michael Segal Senior Vice President of Customer Success	2004 2003 2002	222,585 222,585 213,000	72,340 35,162 62,096	145,000 50,000 125,000	7,225 9,120 11,787	(3) (3) (3)

Sam Zawaideh Senior Vice President of Products and Solutions	2004 2003 2002	203,300 203,300 179,646	55,250 — 58,436	106,000 35,000 45,000	1,413 6,798 5,604	(3) (3) (6)

(1)	Excludes perquisites and other personal benefits, if any, the aggregate amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary, commission and bonus reported.
(2)	The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 2004, 2003 or 2002.
(3)	Represents medical reimbursements.
(4)	Mr. Castonguay was the Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Company. Mr. Castonguay resigned from the Company on August 23, 2004.
(5)	Ms. Heppner-Jones joined the Company on May 5, 2003.
(6)	Consists of $2,250 for an automobile allowance and $3,354 for medical reimbursements.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Officers in fiscal 2004. The exercise price per share of each option was equal to the fair market value of the Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 10% of the total option grant at the end of each 3-month period from the date the option begins to vest. The Company did not grant any stock appreciation rights in fiscal 2004. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers are calculated based on the requirements of the Securities and Exchange Commission (the “Commission”) and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Name					5%	10%
Mark F. O’Connell	370,000	8.58%	$5.92	09/08/13	$1,377,531	$3,490,933
Maurice L. Castonguay	100,000	2.32	5.92	09/08/13	372,306	943,496
Janet Heppner-Jones	—	—	—	—	—	—
Michael Segal	145,000	3.36	5.92	09/08/13	539,843	1,368,069
Sam Zawaideh	106,000	2.46	5.92	09/08/13	394,644	1,000,105

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of July 3, 2004 by each of the Named Officers. Amounts described in the following table under the heading “Value Realized” were calculated based on the difference between (i) the fair market value, which is deemed to be the closing price of the Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Officers. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are based upon the fair market value of the Common Stock as of July 3, 2004, which was $6.60 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

Aggregated Option Exercises in Last Fiscal Year and Option Values at July 3, 2004

Name	Shares Acquired on Exercise	Value Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark F. O’Connell	—	—	1,901,298	447,641	$8,351,799	$176,120
Maurice L. Castonguay	—	—	298,749	102,501	890,500	47,600
Janet Heppner-Jones	—	—	62,499	187,501	205,622	616,878
Michael Segal	—	—	378,560	173,376	978,718	69,020
Sam Zawaideh	38,250	$141,795	158,863	110,451	21,624	50,456

Employment Agreements and Change in Control Arrangements

In March 2002, the Company entered into an employment arrangement with Gary D. Hall, its acting Chief Financial Officer, Vice President, Corporate Controller and Treasurer. The arrangement provides that in the event Mr. Hall’s employment with the Company is terminated for any reason, he will receive a severance payment equal to eight weeks of his weekly base pay.

On October 21, 2003, the Company entered into an employment agreement (the “Agreement”) with Mark F. O’Connell, its Chief Executive Officer and President. His salary was set at $325,000 per year and will be adjusted by the Board of Directors from time to time, but shall not be less than $300,000 per year. He is eligible for an annual bonus of up to $215,000, based on the Board’s determination as to his satisfaction of certain goals and objectives set by the Board (the “target bonus”), and the Board may adjust the target bonus from time to time. The Agreement has an initial term of one year and automatically renews thereafter for successive one year terms, unless notice is given at least 90 days prior to expiration of the then current term. If Mr. O’Connell’s employment is terminated by the Company without Cause (as defined in the Agreement), or by Mr. O’Connell with Good Reason (as defined in the Agreement), he will receive (i) 24 months’ salary continuation, (ii) two times his then current target bonus, and (iii) payment of certain medical insurance costs for up to 18 months or until he has begun new employment, provided that if he does not commence employment with a new employer within 24 months of termination, he will also receive a lump sum payment equal to 1/3 of the total medical insurance costs paid during the 18 month period. In the event that Mr. O’Connell’s employment is terminated by the Company without Cause or by Mr. O’Connell with Good Reason within 24 months after an Acquisition (as defined in the Agreement) of the Company, he will receive the salary continuation and medical insurance payments described in the preceding sentence for a 24-month period, and the bonus otherwise due pursuant to clause (ii) above shall be equal to two times the greater of (a) his then current target bonus and (b) the most recent bonus earned by or paid to him. In the event that Mr. O’Connell becomes disabled, his employment will terminate and he will receive a payment equal to 12 months’ salary, less any payments he receives from the Company’s health and disability insurance programs.

In November 2003, the Company entered into an employment arrangement with each of the following executive officers: (i) John C. Fleming, Senior Vice President and General Manager — Electronics Business Unit; (ii) Janet I. Heppner-Jones, Senior Vice President of Worldwide Field Operations; (iii) David W. McNelis, Senior Vice President of Engineering; (iv) Michael Segal, Senior Vice President of Customer Success; and (v) Sam Zawaideh, Senior Vice President of Products and Solutions. Each arrangement provides that in the event that the executive officer’s employment is terminated by the Company without cause or by the executive officer with good reason in each case within 12 months after an acquisition of the Company, the executive officer will receive (a) 12 months’ salary continuation, (b) the greater of (1) the executive officer’s then current annual target bonus or incentive payment and (2) the most recent annual bonus or incentive payment earned by or paid to the executive officer, and (c) payment of certain medical insurance costs for up to 12 months or, for certain of those costs, until the executive officer has begun new employment.

In March 2004, the Company entered into an employment arrangement with each of the following executive officers: (i) David DeMaria, Senior Vice President of Worldwide Marketing; and (ii) Deborah A. Mulryan, Senior Vice President of Human Resources. Each arrangement provides that in the event that the executive officer’s employment is terminated by the Company without cause or by the executive officer with good reason in each case within 12 months after an acquisition of the Company, the executive officer will receive (a) 12 months’ salary continuation, (b) the greater of (1) the executive officer’s then current annual target bonus or incentive payment and (2) the most recent annual bonus or incentive payment earned by or paid to the executive officer, and (c) payment of certain medical insurance costs for up to 12 months or, for certain of those costs, until the executive officer has begun new employment.

On August 23, 2004, the Company entered into a Severance Agreement and Release (“the Severance Agreement”) with Maurice L. Castonguay, the former Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Company, relating to Mr. Castonguay’s resignation from the Company.

Pursuant to the terms of the Severance Agreement, Mr. Castonguay’s employment as Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer of the Company ceased as of August 23, 2004 (“the Termination Date”). Effective as of the Termination Date, Mr. Castonguay no longer holds any positions or offices with the Company or any of its subsidiaries. The Severance Agreement provides that, in consideration of Mr. Castonguay’s execution of the Severance Agreement and continued compliance with the terms of the Severance Agreement, Mr. Castonguay will receive severance equal to twelve months of his full on-target earnings plus an additional six weeks of his weekly base pay, payable in twenty-nine equal bi-weekly installments. Mr. Castonguay will also receive payment for four weeks of accrued vacation pay and be allowed to continue to participate in the Company’s group health and dental insurance plan for a period of up to one year or until such time as he is eligible to participate in a group health insurance plan with another employer. In exchange for the severance amounts paid in accordance with the Severance Agreement, Mr. Castonguay has agreed to one year non-competition and non-solicitation covenants and a general release of the Company, its affiliates and various related parties.

The former standard option agreements under the Company’s Amended and Restated 1987 Stock Option Plan (the “1987 Stock Plan”) and the Third Amended and Restated 1996 Stock Plan (the “1996 Stock Plan”) provide that if the Board of Directors approves a change in control transaction, as long as such transaction occurs while the employee is still employed by the Company, then all unvested options of the employee shall be accelerated. After acceleration, the employee may then exercise such options in full. These former standard option agreements further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”), then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur. For all options granted after July 31, 2001, the Compensation Committee has changed the option agreements under the 1996 Stock Plan to provide for the acceleration of unvested awards by a period of 24 months upon a change in control. The Company’s Amended and Restated 1999 Stock Plan, as amended (the “1999 Stock Plan”), provides for the acceleration of unvested awards by a period of 24 months upon the consummation of an acquisition. In addition to or in lieu of the foregoing, with respect to outstanding options only, the Board of Directors may, upon written notice to the affected optionees, provide that any outstanding options shall become immediately exercisable in full. The 1999 Stock Plan and the standard option agreement under the 1996 Stock Plan further provide that if any exercise of accelerated options or the acceleration of the vesting of any options would result in an excess parachute payment under Section 280G(b) of the Code, then the exercise or vesting of that portion of the options, or any acceleration thereof, resulting in the excess payment shall not be allowed or shall not occur, subject to certain circumstances.

Stock Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock for each of the Company’s fiscal quarters during the period from the Company’s initial public offering on February 29, 2000 through July 3, 2004 with the cumulative total return for the Nasdaq Composite Stock Market Index and the Nasdaq Computer & Data Processing Index. The comparison assumes $100 was invested on March 1, 2000, the date the Common Stock began publicly trading, in the Common Stock (Nasdaq: MONE) and in each of the foregoing indices and assumes reinvestment of dividends, if any. The March 1, 2000 stock price for the Common Stock is based on the initial public offering price of $25.00 per share.

COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)

Date	MatrixOne’s Common Stock	Nasdaq Computer & Data Processing Index	Nasdaq Composite Stock Market Index
03/01/00	$100.00	$100.00	$100.00
04/01/00	159.75	96.79	98.83
07/01/00	162.50	80.86	85.01
09/30/00	160.00	77.60	78.44
12/30/00	72.75	46.96	52.71
03/31/01	68.25	33.83	39.74
06/30/01	92.76	43.97	46.58
09/29/01	21.76	26.78	32.35
12/29/01	52.00	36.71	42.16
03/30/02	35.68	33.35	39.96
06/29/02	24.04	26.32	32.05
09/28/02	16.60	20.29	25.71
12/28/02	16.08	24.67	29.36
03/29/03	12.32	23.86	29.51
06/28/03	21.20	27.50	35.74
09/27/03	20.56	29.55	39.48
01/03/03	25.20	31.69	44.23
04/03/04	31.40	30.22	44.13
07/03/04	26.40	32.77	45.43

(1)	Prior to March 1, 2000, the Company’s Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from CoreData, Inc. (www.coredatagroup.com), a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is comprised of three non-employee, independent Directors, determines the compensation of the Company’s senior management and administers and makes recommendations and awards under the Company’s stock option plans.

The Company’s executive compensation policies are designed to promote the following objectives:

•	to enhance profitability of the Company and increase stockholder value;

•	to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executives;

•	to recognize individual initiative and achievement; and

•	to align the interests of the Company’s management with those of stockholders.

The Company’s executive compensation program for fiscal 2004 consisted of the following elements: (i) base salary; (ii) incentive compensation in the form of annual cash bonuses; and (iii) long-term incentive compensation in the form of incentive and non-qualified stock options. All of these elements are administered by the Compensation Committee. Executive officers are also eligible to participate in certain benefit programs that are generally available to all employees of the Company, including life insurance and other employee benefits and a 401(k) retirement savings plan. In all cases, the Compensation Committee’s decisions involving executive officer compensation are ultimately based on the Compensation Committee’s judgment regarding the best interests of the Company and its stockholders.

Base Salary

Base salary compensation levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally determined by evaluating: (i) the experience of and the responsibilities held (or to be held) by the individual; (ii) the Company’s past financial performance and future expectations; and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Company’s long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first join the Company during a fiscal year, special consideration is given to each officer’s compensation package at his or her prior place of employment.

Annual Incentive Compensation

Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation in the form of cash bonuses based on the achievement by the Company of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer’s incentive and total compensation package. Cash bonuses for each of the Company’s executive officers, other than the Company’s Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer.

Long-Term Incentive Compensation

Long-term incentive compensation, in the form of stock options, provides a stock-based incentive to improve the Company’s financial performance by allowing the executive officers to share in any appreciation in the value of the Company’s Common Stock. Accordingly, the Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the Company’s stockholders by encouraging executive officers to maximize the value of the Company. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company, competitive market practices, and the Company’s financial performance. When establishing stock option grant levels for executive officers, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Common Stock. Stock options granted under the Company’s various stock option plans have an exercise price at least equal to the fair market value of the Common Stock on the date of grant.

Compensation of the Chief Executive Officer

Mr. O’Connell is the Chief Executive Officer, President and a Director of the Company. His fiscal 2004 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company’s financial performance, the continued introduction and commercialization of new products, and progress toward achieving business goals, as well as the achievement by Mr. O’Connell of other non-financial goals.

Deductibility of Executive Compensation Expenses

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the Compensation Committee:

W. Patrick Decker

Daniel J. Holland

Charles R. Stuckey, Jr.

Compensation of Directors

Non-employee Directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board of Directors. Non-employee Directors receive cash compensation of $6,250 per quarter for services provided as Directors. In addition, each non-employee Director that is the chairperson of the Audit, Compensation, Mergers and Acquisitions or Nominating and Corporate Governance Committee of the Board of

Directors receives cash compensation of $2,500, $1,250, $1,250 and $1,250, respectively, per quarter for services provided as the chairperson of such committee. Also, each non-employee Director that is a member and attends meetings of the Board of Directors, Audit, Compensation, Mergers and Acquisitions, or Nominating and Corporate Governance Committee generally receives cash compensation of $2,500, $2,500, $2,000, $2,000 and $2,000, respectively, per meeting, if such meeting takes place on a day other than a day on which a regularly scheduled quarterly meeting of the Board of Directors takes place, such meeting lasts one hour or more, and certain other conditions are satisfied. Mr. Decker, the sole member of an ad hoc special committee of the Board of Directors charged with evaluating settlement offers in connection with litigation surrounding the Company’s initial public offering, was paid a one-time fee of $5,000 for his on-going contribution to the work of such committee. Directors are also eligible to participate in the 1996 Stock Plan and the 1999 Stock Plan. Each non-employee Director receives an option to purchase 35,000 shares of Common Stock on the date such Director first becomes a member of the Board of Directors (the “Initial Grant”). Each non-employee Director also receives an option to purchase 20,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company (the “Annual Grant”). Future Initial Grants are intended to be exercisable in equal installments of 1/12th of the total Initial Grant at the end of each three month period from the date of the Initial Grant, and future Annual Grants are intended to be immediately exercisable. Directors who are officers or employees of the Company do not receive any additional compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Certain Relationships and Related Transactions

The Company has adopted a policy which provides that all transactions between it and any of its officers, Directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by the Nominating and Corporate Governance Committee. During fiscal 2004, the Company did not engage in any transaction that would require disclosure under this section.

Audit Committee Report

The Audit Committee, of which Messrs. Beecher, Decker, Holland and Stuckey are members, reviews with the Company’s independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor’s report to the Audit Committee on the Company’s critical accounting policies and practices (including material alternative treatments of financial information and material written communications between management and the Company’s independent auditors), the auditor’s report on the Company’s consolidated financial statements following completion of their audit, and the Company’s policies and procedures with respect to accounting and financial controls. The Audit Committee held ten meetings during fiscal 2004. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix B to this proxy statement. Messrs. Beecher, Decker, Holland and Stuckey are independent directors under Rule 4200(a)(15) of the National Association of Security Dealers, Inc. (“NASD”) listing standards, and Mr. Beecher is the “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal 2004 with management and has discussed with Ernst & Young LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Ernst & Young LLP regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Ernst & Young LLP the status of their independence.

Based upon this review of the above-mentioned matters, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Company for fiscal 2004 be included in the Company’s Annual Report on Form 10-K for fiscal 2004.

Respectfully submitted by the Audit Committee:

Gregory R. Beecher

W. Patrick Decker

Daniel J. Holland

Charles R. Stuckey, Jr.

Option Information

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of Common Stock. Authorized shares of Common Stock of the Company were issued and outstanding or subject to outstanding options or reserved for future grants as follows:

As of September 10, 2004, issued and outstanding shares of Common Stock	51,055,922

Equity Compensation Plan Information as of July 3, 2004

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Stock-based Compensation Plans (1):
1987 Stock Plan (2)	43,615	$0.42	—
1996 Stock Plan	4,484,666	2.94	623,321
1999 Stock Plan	5,998,529	9.18	1,881,185
2000 ESPP (3)	342,000	5.64	594,585

Totals.	10,868,810	$6.46	3,099,091

(1)	Each of the Company’s Equity Compensation Plans has been approved by security holders.
(2)	The Board of Directors has resolved not to grant additional options under the 1987 Stock Plan and will not grant any more options under it in the future.
(3)	The number of securities to be issued upon exercise of outstanding options, warrants and rights under the 2000 ESPP was determined by multiplying the total number of plan participants by the maximum number of shares each participant could purchase at the end of the current Payment Period (as defined in the 2000 ESPP). The weighted average exercise price of outstanding options, warrants and rights under the 2000 ESPP was determined by multiplying the opening price of the Common Stock as of May 1, 2004 (the first day of the Payment Period, as defined in the 2000 ESPP) by 85%.

The outstanding options under all of the above stock-based compensation plans, as of July 3, 2004, were held as follows:

Shares Subject To Outstanding Options
All executive officers as a group	4,875,241
All current Directors (who are not executive officers) as a group	397,500
All employees (who are not executive officers) as a group	5,596,069

Total	10,868,810

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as auditors for the fiscal year ending July 2, 2005. Ernst & Young LLP has served as the Company’s auditors and outside accountants since June 19, 2002. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

The ratification of this selection by the stockholders of the Company is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future fiscal years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 2, 2005.

Accounting Fees

Aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the fiscal years ended July 3, 2004 and June 28, 2003 are as follows:

Audit Fees

During fiscal 2004, the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal 2004 audit of the Company’s annual financial statements and the review of those financial statements included in its quarterly reports on Form 10-Q totaled $196,400; the estimated fees remaining to be billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2004 are approximately $268,000. The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal 2003 audit of the Company’s annual financial statements and the review of those financial statements included in its quarterly reports on Form 10-Q totaled $478,590, of which $127,524 and $351,066 were billed in fiscal 2004 and 2003, respectively.

Audit-Related Fees

Audit-related fees billed to the Company by Ernst & Young LLP were approximately $9,000 in fiscal 2004. These fees were for services related to the filing of a registration statement on Form S-8. The Company did not incur any fees for audit-related services in fiscal 2003.

Tax Fees

The total fees billed to the Company by Ernst & Young LLP for tax services were approximately $119,994 in fiscal 2004 and $124,568 in fiscal 2003. These fees were for services related to (a) tax compliance (including the preparation of tax returns), (b) tax planning and tax advice, and (c) requests for rulings or technical advice from tax authorities.

All Other Fees

The aggregate fees billed to the Company by Ernst & Young LLP for all services other than audit, audit-related or tax-related services were approximately $79,135 in fiscal 2004 and $84,727 in fiscal 2003. The majority of these fees were for services related to Section 404 compliance under the Sarbanes-Oxley Act of 2002 and for services related to the Company’s voluntary stock option exchange program approved in fiscal 2003 and completed in fiscal 2004.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy of reviewing, in advance, and either approving or disapproving, any audit, audit-related or non-audit services to be provided to the Company by any independent public or certified public accountant who is providing audit services to the Company. All of the audit services provided by Ernst & Young LLP to the Company in 2004 and 2003 were approved by the Audit Committee. Of the non-audit services provided in 2004 and 2003, 96% and 83%, respectively, were reviewed and approved by the Audit Committee, and the Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in 2005 must be received at the Company’s principal executive offices not later than June 8, 2005. Also, the Company’s By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, such proposals must be received at the Company’s principal executive offices not later than June 8, 2005 and not earlier than May 9, 2005. If a stockholder who wishes to present a proposal fails to notify the Company by June 8, 2005, the stockholder will not be entitled to present the proposal at the annual meeting of stockholders to be held in 2005. However, notwithstanding the requirements of the Corporation’s By-Laws, if the proposal is brought before the stockholders at such meeting, then under the Commission’s rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission’s rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail — Return Receipt Requested to MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attn: Chief Financial Officer.

INCORPORATION BY REFERENCE

To the extent that the proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled “Stock Performance Graph,” “Compensation Committee Report on Executive Compensation” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended July 3, 2004 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 3, 2004.

Appendix A

MATRIXONE, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of MatrixOne, Inc. (the “Company”). While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By-Laws, it is not intended to establish any legally binding obligations.

A.    PURPOSE

The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of the Company in fulfilling its responsibilities by: (i) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election at the next annual meeting of shareholders, (ii) adopting a corporate code of ethics and conduct applicable to all directors, officers and employees (a “Code of Business Conduct”), (iii) monitoring compliance with and periodically reviewing the Code of Business Conduct and (iv) reviewing and approving all related party transactions.

B.    GOALS AND RESPONSIBILITIES

To fulfill its responsibilities and duties the Committee shall:

Board Composition and Nominations.

1.	Evaluate the current composition and organization of the Board and its committees in light of requirements established by the Securities and Exchange Commission, the Nasdaq Stock Market Inc., any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”) or any other applicable statute, rule or regulation which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

2.	Review the composition and size of the Board in order to ensure that the Board is comprised of members possessing the proper expertise, skills, attributes and personal and professional background for service as a director of the Company, as determined by the Committee.

3.	Recommend to the Board for selection nominees for election as directors of the Company in accordance with the criteria set forth in the Company’s Policy Governing Director Nominations and Security Holder — Board Communications as adopted by this Committee.

4.	Recommend to the Board for selection Board members for assignment to serve on committees of the Board.

5.	Evaluate the performance of current Board members proposed for reelection and approve those members of the Board standing for reelection that the Committee determines are appropriate. However, if the Company is legally obligated by contract or otherwise to provide third parties with the ability to nominate directors (for example, the rights of preferred stockholders, rights under shareholder agreements or other agreements), the selection and nomination of such directors shall not be subject to the criteria above.

6.	Review and recommend to the Board an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board and review the qualifications for service on the Board of any potential additional or replacement members of the Board.

Establishment and Review of Corporate Governance Policies.

7.	Review and assess the adequacy of the Code of Business Conduct periodically, but at least annually. The Committee shall recommend any amendments to the Code of Business Conduct to the Board for approval. The Code of Business Conduct at a minimum shall (i) comply with any requirements established by any Regulatory Body or any other applicable statute, rule or regulation that the Committee deems relevant, (ii) address conflicts of interest, full and fair disclosure and compliance with laws, (iii) encourage the reporting of any illegal or unethical behavior and expressly prohibit retaliation of any kind for any such reports or complaints, (iv) provide clear and objective standards for compliance with the Code of Business Conduct and a fair process by which to determine violations thereof, and (v) contain an enforcement mechanism.

8.	Collaborate with the Company’s officers and legal counsel to disclose publicly any amendments to the Code of Business Conduct required to be disclosed by any Regulatory Body.

9.	Collaborate with the Company’s officers and legal counsel to develop a means by which allegations of violations of or non-compliance with the Code of Business Conduct can be reported to the Committee in a confidential manner.

10.	Review and, if appropriate, approve all related party transactions for potential conflict of interest situations on an ongoing basis.

11.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any modifications to this Charter, if and when appropriate, to the Board for its approval.

12.	Review and assess the adequacy of the Company’s certificate of incorporation and by-laws and the charters of any committee of the Board (the “Governing Documents”) periodically and recommend to the Board any necessary modifications to the Governing Documents.

13.	To the extent required by any Regulatory Body or otherwise deemed advisable by the Committee, develop, implement, review and monitor an orientation and education program for members of the Board.

Oversight of the Evaluation of the Board and Management.

14.	Evaluate and determine an appropriate response to credible evidence indicating violation(s) of or non-compliance with the Code of Business Conduct or the Governing Documents after consulting with legal counsel, including reporting any violation of law to any appropriate Regulatory Body.

15.	Determine criteria for evaluating any and all requests for waivers of the Code of Business Conduct, evaluate any such requests submitted by directors or executive officers, make a recommendation to the Board whether to grant any requests for waivers submitted by directors or executive officers and establish a process for prompt public disclosure upon the grant of any such waivers for directors or executive officers as may be required by any Regulatory Body.

16.	Review and recommend to the Board an appropriate course of action upon the resignation of any executive officer and review the qualifications for service of any potential new executive officers.

17.	At the request of the Board, conduct a performance evaluation of the Board to determine whether it and its committees are functioning effectively.

Shareholder Proposals.

18.	Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

General.

19.	To the extent deemed appropriate by the Committee, engage outside counsel, service providers and/or independent consultants at the Company’s expense to review, or assist with, any matter for which it is responsible and approve the terms of engagement and fees of any outside counsel and/or independent consultants and terminate any such engagement if necessary.

20.	Take such other actions regarding the Company’s corporate governance that the Committee shall reasonably deem to be appropriate and in the best interests of the Company and its shareholders or as shall otherwise be required by any Regulatory Body.

C.    ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE

The Committee shall conduct a self-evaluation at least annually to determine whether it is functioning effectively, and the Committee shall provide the results of such evaluation to the Board for discussion. The assessment may include an evaluation of the Committee’s contribution as a whole and a review of any specific areas in which the Committee believes it can make a better contribution to the governance of the Company. The purpose of any review should be to improve the performance of the unit and not to target the performance of any individual Committee member.

D.    COMMITTEE COMPOSITION AND PROCEDURES

Independence Requirements.

1.	Each Committee member shall meet any applicable independence requirements promulgated by any Regulatory Body.

Number of Members.

2.	The Committee shall be comprised of a minimum of three members of the Board; provided, however, that if fewer than three directors who meet the applicable independence requirements promulgated by any Regulatory Body sit on the Board, the Committee shall be comprised of such lesser number as the Board from time to time may designate.

Committee Member Appointment and Removal.

3.	Members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless the Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Committee Structure and Operations.

4.	The Committee may delegate its authority to subcommittees as it deems appropriate.

Meetings of the Committee; Quorum.

5.	The Committee shall meet as necessary, but at least annually, to enable it to fulfill its goals and responsibilities as set forth herein. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the action of a majority of those present, after determining a quorum, shall be the act of the Committee.

Committee Reporting to the Board.

6.	The Committee shall report its findings to the Board and shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Company.

Appendix B

MATRIXONE, INC.

AUDIT COMMITTEE CHARTER

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of MatrixOne, Inc. (the “Corporation”). While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By-Laws, it is not intended to establish any legally binding obligations.

A.    PURPOSE AND SCOPE

The Corporation’s management team is responsible for designing and implementing the Corporation’s accounting and financial reporting systems. Management is responsible for preparing the financial statements of the Corporation, including ensuring the completeness, accuracy and conformity to generally accepted accounting principles of the financial statements, and for planning the annual audit of such financial statements.

The Corporation’s independent public accountants are responsible for auditing the Corporation’s annual financial statements.

The primary function of the Audit Committee (the “Committee”) of the Board of Directors of the Corporation is to oversee the accounting and financial reporting systems established by the Corporation’s management, to oversee the audits of the financial statements of the Corporation conducted by the Corporation’s independent public accountants and to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and engagement for any other services, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (the “SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) distributing relevant funding provided by the Corporation.

B.    COMPOSITION AND MEETINGS

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, each of whom shall (i) meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, (ii) not have participated in the preparation of the financial statements of the Corporation at any time during the past three years, and (iii) be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be “financially literate,” which is defined as having a basic understanding of finance and accounting and having the ability to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above and who is not a current officer or employee of the Corporation or a family member of an officer or employee of the Corporation if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders and the member meets all other requirements. The Board shall disclose in the next proxy statement after such determination (or, if the Corporation does not file a proxy, in its Form 10-K) the nature of the relationship and the reasons for the determination.

The Committee shall ensure that all necessary and proper disclosures shall be made in all applicable filings with the SEC as to composition of the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

The members of the Committee shall be appointed by the Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee, at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the independent auditor in separate executive sessions or provide the opportunity for full and frank discussion without members of senior management present.

The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

The Committee shall keep written minutes of its meetings and record such minutes with the books and records of the Corporation. Minutes of each meeting will be distributed to the members of the Board and the Secretary of the Corporation.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.

Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Corporation’s annual report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of

Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms.

5.	Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

6.	Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

7.	Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

8.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

9.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

10.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant.

Financial Reporting Processes

11.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

12.	Based on the Corporation’s chief executive officer and chief financial officer’s evaluation of internal control over financing reporting, prior to the filing of the Form 10-K or a Form 10-Q, (no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q) disclose (a) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosure indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

13.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality of management’s accounting policies.

Compliance

14.	Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

15.	Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

16.	Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

17.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

18.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

19.	Instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not responsible for planning or conducting audits, establishing the Corporation’s accounting and financial reporting systems or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

DETACH HERE

MATRIXONE, INC.

Proxy for Annual Meeting of Stockholders

November 5, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF MATRIXONE, INC.

The undersigned, revoking all prior proxies, hereby appoints Gary D. Hall, Debbie Dean and Brian Norris, and each of them alone, proxies, with full power of substitution, to vote all shares of common stock, par value $.01 per share, of MatrixOne, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Friday, November 5, 2004, at 10:00 a.m., local time, in the Company’s Customer Success Center — Thomas Edison Room located at 210 Littleton Road, Westford, Massachusetts 01886, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated September 27, 2004, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

SEE REVERSE SIDE                       CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SEE REVERSE SIDE

MATRIXONE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/mone	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

[X]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.	To elect two members to the Board of Directors as Class II Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

NOMINEES:    (01) Gregory R. Beecher and (02) Daniel J. Holland

FOR ALL NOMINEES    [_]                        [_]    WITHHELD FROM ALL NOMINEES

[_]

For all nominees except as noted above

2.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending July 2, 2005.

FOR    [_]            AGAINST    [_]            ABSTAIN     [_]

In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

NOTE: Please sign exactly as name appears on your certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature of Stockholder	Signature of Stockholder

Print Name of Stockholder	Print Name of Stockholder

Date	Date